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                                                EXHIBIT 24.2


                               FORD MOTOR COMPANY


                     Certificate of an Assistant Secretary


         The undersigned, T. J. DeZure, an Assistant Secretary of Ford Motor Company, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY that (i) the resolutions attached hereto as Attachment I are true and correct excerpts from the minutes of the meeting of the Board of Directors of the Company duly called and held on July 14, 1994, (ii) the resolutions attached hereto as Attachment II are true and correct excerpts from the minutes of the meeting of the Board of Directors of the Company duly called and held on November 10, 1994, and (iii) the resolutions attached as Attachment I, as revised and supplemented by the resolutions attached as Attachment II, are in full force and effect on the date hereof.

         WITNESS my hand and the seal of the Company this 8th day of December, 1994.



                                               /s/ T. J. DeZure
                                               -------------------
                                               T. J. DeZure
                                               Assistant Secretary


(Corporate Seal)





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                                                                    Attachment I

                    Excerpts from the Minutes of the Meeting of the Board of Directors of Ford Motor
                         Company Held on July 14, 1994


        RESOLVED, That the proposals described in the communication dated July 14, 1994, signed by S. A. Seneker and addressed to the members of the Board of Directors, entitled "Issuance of Common Stock for Employee Stock Plans", presented to and discusssed at this meeting, be and hereby are approved.

        RESOLVED, That, in order to comply with the Securities Act of 1933, as amended, the directors and appropriate officers of the Company be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all Registration Statements and amendments to Registration Statements relating to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, the Ford Credit Savings Plan, the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan, the Ford Motor Company 1985 Stock Option Plan, the Ford Motor Company 1990 Long-Term Incentive Plan and the Ford Motor Company Supplemental Compensation Plan (collectively, the "Employee Stock Plans"), including the Prospectuses and the exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Registration Statements and amendments, so executed, to be filed with the Securities and Exchange Commission (the "Commission").

        RESOLVED, That each officer and director who may be required to sign and execute any of the aforesaid Registration Statements or amendments or any document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise) be and hereby is authorized to execute a power of attorney appointing S. A. Seneker, J. A. Hall, D. N. McCammon, M. L. Reichenstein, J. W. Martin, Jr., J. M. Rintamaki, L. J. Ghilardi, K. S. Lamping and P. J. Sherry, Jr., and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any and all such Registration Statements and amendments, further amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officer or director might or could do in person.

        RESOLVED, That up to 35,000,000 of the authorized but unissued shares of the Company's Common Stock, par value $1.00 per share, ("Common Stock") (collectively, the "Securities") be and hereby are authorized to be registered with the Commission and





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issued from time to time to satisfy Common Stock requirements of the Employee
Stock Plans, and when so issued and paid for in accordance with the Employee Stock Plans, will be fully paid and non-assessable.

        RESOLVED, That the shares of Common Stock registered with the Commission pursuant to the three preceding resolutions shall be reserved for issuance from time to time to satisfy Common Stock requirements of the Employee Stock Plans.

        RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized, in the name and on behalf of the Company, to take such action as such officers, or any of them, may deem necessary, appropriate or desirable to make application for the listing of the Securities on the New York, Boston, Chicago, Pacific Coast and Philadelphia Stock Exchanges in the United States, the Tokyo Stock Exchange in Japan, and the Antwerp, Brussels, London, Scottish, Berlin, Dusseldorf, Frankfort, Hamburg, Munich, Amsterdam, Luxembourg, Zurich, Basle, Geneva, Lausanne and Paris Stock Exchanges or any other Stock Exchange on which the Common Stock is then listed, and that the Chairman of the Board of Directors, President and Chief Executive Officer, any Vice Chairman, any Executive Vice President, any Group Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are designated a representative of the Company to appear before the Corporate Services Division or other appropriate body of any such Exchange and to take all such other steps as such persons, or any of them, may deem necessary, appropriate or desirable to effect such listing.

        RESOLVED, That, in connection with each application of the Company to the New York Stock Exchange, Inc., any of the above-listed Stock Exchanges or any other Stock Exchange, for the listing on such Exchange of the Securities, the Company enter into an agreement providing for the indemnification by the Company of such Exchange, its governors, officers, employees and its subsidiary companies and innocent purchasers for value of the Securities or any one or more of them, as the case may be, from and against losses, liabilities, claims, damages or accidents in connection with the use of facsimile signatures on certificates representing the Securities; and that the Chairman of the Board of Directors, President and Chief Executive Officer, any Vice Chairman, any Executive Vice President, any Group Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer and any Assistant Treasurer, and each of them, be and hereby are authorized in the name and on behalf of the Company and under its corporate seal to execute and deliver to such Exchange, the aforesaid indemnification agreement in such form as the person or persons executing the same may deem necessary, appropriate or desirable, as conclusively evidenced by his, her or their execution thereof.

        RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized and empowered, in the name and on behalf of the Company, to take any action (including, without limitation, the payment of expenses) and to execute (by manual or facsimile signature) and deliver any and all agreements, certificates, instruments and documents (under the corporate seal of the Company or otherwise) as such officer or



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officers may deem necessary, appropriate or desirable in order to carry out the purposes and intents of each and all of the foregoing resolutions.


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                                                                  Attachment II

                    Excerpts from the Minutes of the Meeting of the Board of Directors of Ford Motor
                       Company Held on November 10, 1994


        RESOLVED, That the proposals described in the communication dated November 10, 1994, signed by J. A. Hall and addressed to the members of the Board of Directors, entitled "Approval for use of authorized shares of Ford stock for a new FMI savings plan", presented to and discussed at this meeting, be and hereby are approved.

        RESOLVED, That the appropriate officers of the Company, and each of them, be and hereby are authorized and empowered, in the name and on behalf of the Company, to take any action (including, without limitation, the payment of expenses) and to execute (by manual or facsimile signature) and deliver any and all agreements, certificates, instruments and documents (under the corporate seal of the Company or otherwise) as such officer or officers may deem necessary, appropriate or desirable in order to carry out the purposes and intents of the foregoing resolution.

                Revised Resolutions From July 14, 1994 Meeting

        RESOLVED, That, in order to comply with the Securities Act of 1933, as amended, the directors and appropriate officers of the Company be and hereby are authorized to sign and execute in their own behalf, or in the name and on behalf of the Company, or both, as the case may be, any and all Registration Statements and amendments to Registration Statements relating to the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees, the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, the Ford Credit Savings Plan, the Associates First Capital Corporation Retirement Savings and Profit Sharing Plan, the Ford Motor Company 1985 Stock Option Plan, the Ford Motor Company 1990 Long-Term Incentive Plan, the Ford Motor Company Supplemental Compensation Plan and the Ford Microelectronics Savings Retirement Plan (collectively, the "Employee Stock Plans"), including the Prospectuses and the exhibits and other documents relating thereto or required by law or regulation in connection therewith, all in such form as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Registration Statements and amendments, so executed, to be filed with the Securities and Exchange Commission (the "Commission").

        RESOLVED, That each officer and director who may be required to sign and execute any of the aforesaid Registration Statements or amendments or any document in connection therewith (whether on behalf of the Company, or as an officer or director of the Company, or otherwise) be and hereby is authorized to execute a power of attorney appointing J. M. Devine, J. A. Hall, D. N. McCammon, M. L., Reichenstein, J. W. Martin, Jr., J. M. Rintamaki, L. J. Ghilardi, K. S. Lamping and P. J. Sherry, Jr., and each of them, severally, his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity any and all such Registration Statements and amendments, further





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amendments thereto and documents in connection therewith, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform, in the name and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever necessary or advisable to be done in connection therewith as fully and to all intents and purposes as such officer or director might or could do in person.